Exhibit 99.1

Media Contact:	Karen Denning, 331-332-3535
Investor Contact:	Heather Kos, 331-332-2406
Web site:	www.Navistar.com/newsroom

NAVISTAR TO CLOSE GARLAND TRUCK PLANT TO IMPROVE CAPACITY UTILIZATION AND DRIVE COST IMPROVEMENTS

Company continues actions to deliver on 12-18 month turnaround

LISLE, Ill. (October 30, 2012) — Navistar International Corporation (NYSE: NAV) today announced that it intends to close its Garland, Texas, truck manufacturing operation as part of its efforts to reduce costs and optimize its manufacturing footprint. Navistar intends to cease operations at the Garland facility by the first half of 2013.

“Closing a facility is always difficult because of its impact on the many great people who’ve been part of our company,” said Troy Clarke, Navistar President and Chief Operating Officer. “But the fact is that Navistar has too much manufacturing capacity in North America and we must take quick action to improve our business and position the company for long-term success.”

The Garland facility currently employs approximately 900 salaried, hourly and third party temporary workers.

“We understand that these decisions affect employees and the community,” Clarke added. “We will treat people with respect and provide support to help them with their transitions.”

Truck volume now produced at Garland will transition to other North America operations that currently build similar models beginning in January 2013.

Once completed, the Garland closure is expected to reduce Navistar’s operating costs by $25-$35 million annually. The company will record a fourth-quarter 2012 charge, primarily for employee separation benefits, which is not expected to exceed $10 million on a pre-tax basis. As the closure plan is implemented during the 2013 fiscal year, the company expects to record certain pre-tax charges, primarily related to accelerated depreciation and other related items, ranging from $30-$50 million dependent upon determination of fair value. Navistar projects this action will be cash flow positive in year one.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, MaxxForce® brand diesel engines, IC Bus™ brand school and commercial buses, and Navistar RV brands of recreational vehicles. The company also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com/newsroom.

Forward-Looking Statements

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of the company’s business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K for the fiscal year ended October 31, 2011, quarterly reports for fiscal 2012 and the prospectus supplement filed on October 25, 2012. Although the company believes that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by the company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for its ongoing obligations to disclose material information as required by the federal securities laws, the company does not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

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